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                           EXHIBIT 28

                          FORM OF PROXY
                          FOR INTERCAP

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                                                       EXHIBIT 28
                INTERCAP GRAPHICS SYSTEMS, INC.
                      116 DEFENSE HIGHWAY
                   ANNAPOLIS, MARYLAND  21401


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           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
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      The  undersigned stockholder of InterCAP Graphics  Systems,
Inc. ("InterCAP") hereby appoints A.G.W. Biddle, III, John C. Gebhardt or Joy E. Binford, or any of them with full power of substitution, proxies to vote the shares of InterCAP's Common Stock and Preferred Stock that the undersigned could vote if personally present at the Special Meeting of Stockholders of InterCAP to be held December ___, 1994, at 10:00 a.m., and at any adjournment or adjournment thereof:

       (1) To approve an amendment to the Certificate of Incorporation of InterCAP to extend the date from October 1, 1994 to January 15, 1995 after which the liquidation preference of the Series A Preferred Stock of InterCAP would be increased from $1.475 per share to $1.475 per share plus one-half of all accrued but unpaid dividends thereon.

      ___ VOTE FOR       ___ VOTE AGAINST       ___ ABSTAIN


      (2)   To  adopt  and  approve the  Agreement  and  Plan  of
Reorganization  (the  "Reorganization Agreement"),  dated  as  of
September   30,   1994,   by  and  among   InterCAP,   Intergraph
Corporation,   a   Delaware   corporation   ("Intergraph"),   and
Intergraph DC Corporation - Subsidiary 7, a Delaware corporation and a wholly owned subsidiary of Intergraph ("Intergraph Sub"), and the transactions contemplated thereby which will include, without limitation (a) the merger of Intergraph Sub with and into InterCAP (the "Merger"), in which, subject to the terms and conditions set forth in the Reorganization Agreement, each outstanding share of Common Stock, Series B Preferred Stock, and Series C Preferred Stock of InterCAP will be converted into a fraction of a share of Intergraph Common Stock, par value $.10 per share (the "Intergraph Common Stock") having a value before the Merger of $0.90975693, and each share of Series A Preferred Stock of InterCAP will be converted into a fraction of a share of Intergraph Common Stock having a value before the Merger of $1.475; and (b) an agreement by all InterCAP stockholders to escrow fifteen percent of the shares of Intergraph Common Stock to be received by them in the Merger as security for certain post-
closing    InterCAP   stockholder   indemnification   obligations
following  the  merger relating to breaches  of  representations,
warranties   and   covenants  contained  in  the   Reorganization
Agreement, and to appoint a Stockholders' Committee relating to such shares.

      ___ VOTE FOR      ___ VOTE AGAINST     ___  ABSTAIN


      (3) To vote, in the discretion of said proxies, upon such other business as may properly come before the meeting.


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER.


      If no choice is indicated above with respect to a matter where a ballot is provided, this proxy will be voted FOR such matter.

     Dated: ___________________, 1994




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                                             (Signature)


                                    -----------------------------
                                             (Signature)



                                   Please date and sign exactly
                                   as  name  appears hereon.   If
                                   more  than  one name  appears,
                                   each person should sign.


                                   Please add Social Security
                                   Number  or  Zip Code,  if  not
                                   shown,  and change of address,
                                   if any.

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